EXHIBIT 23.4

CONSENT OF GARY E. HOUGHTON, Petroleum Engineer

I hereby consent to the references to Gary E. Houghton as expert in the field of petroleum engineering in the Registration Statement (Form SB-2) and related prospectus of Jovian Energy, Inc. dated May 14, 2003.

Very truly yours,

/s/ Gary E. Houghton

GARY E. HOUGHTON, Petroleum Engineer

Denver, Colorado

May 13, 2003